UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2023

MERUS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-37773	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Uppsalalaan 17
3584 CT Utrecht
The Netherlands
(Address of principal executive offices) (Zip Code)

+31 85 016 2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, €0.09 nominal value per share	MRUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on May 7, 2021, Merus N.V. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”), with Jefferies LLC (“Jefferies”), to sell, at its option, its common shares, nominal value €0.09 per share (the “Common Shares”), having aggregate gross sales proceeds of up to $125 million, from time to time, through an “at the market” equity offering program under which Jefferies acted as sales agent.

On May 9, 2023, the Company sold 3,272,280 Common Shares under the Sales Agreement for gross proceeds of approximately $65.5 million and net proceeds of approximately $63.8 million, after deducting sales agent fees.

Based on the Company’s current operating plan, the Company expects its existing cash, cash equivalents and marketable securities to be sufficient to fund the Company’s current operating plan into 2026.

Having sold approximately $124.9 million of the $125 million available under the Sales Agreement, on May 22, 2023, the Company delivered written notice to Jefferies, effective as of such date, to terminate the Sales Agreement, pursuant to Section 7(b)(i) thereof. The Company is not subject to any termination penalties related to the termination of the Sales Agreement.

A copy of the Sales Agreement was filed as Exhibit 1.2 to the Company’s Registration Statement filed with the Securities and Exchange Commission on May 7, 2021 the (“Registration Statement”). The description of the Sales Agreement contained in this Current Report on Form 8-K (the “Report”) does not purport to be complete and is qualified in its entirety by reference to the copy of the Sales Agreement filed as Exhibit 1.2 to the Registration Statement.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in the Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding the sufficiency of the Company’s cash, cash equivalents and marketable securities. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

These and other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2023, and the Company’s other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Report. Any such forward-looking statements represent management’s estimates as of the date of this Report. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause its views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERUS N.V.

Date: May 23, 2023	By:	/s/ Sven (Bill) Ante Lundberg
	Name:	Sven (Bill) Ante Lundberg
	Title:	President, Chief Executive Officer and Principal Financial Officer